                                                                    EXHIBIT 99.1

2950 North Loop West, Suite 700
Houston, TX  77092
PHONE: (713) 685-8062   FAX: (713) 683-7841

NATCO GROUP REPORTS FIRST QUARTER RESULTS                HOUSTON, APRIL 29, 2002
--------------------------------------------------------------------------------

NATCO Group Inc. (NYSE: NTG - "the Company") today announced first quarter 2002 revenue and net income of $73.6 million and $1.8 million ($0.11 per diluted share) compared to $62.9 million and $1.4 million ($0.09 per diluted share) of revenue and net income in the first quarter of 2001.

Revenue for the current quarter increased 17% over the prior year due to strong results in North American Operations and a full quarter of contribution from NATCO's Axsia subsidiary, which was acquired in March 2001. The Company's EBITDA for the current quarter (defined as gross profit less selling, general and administrative expense) was $4.7 million, compared to $5.0 million in the first quarter of 2001.

Chairman and CEO Nat Gregory said, "NATCO delivered solid financial results for the quarter. We are especially pleased with the strength of our core North American Operations, in spite of a very difficult environment for oil service and equipment suppliers."

In North American Operations, revenue increased 14% over the prior year's quarter. Gross margins in the segment were 26%, compared to 24%. Operating expenses also increased due, in part, to higher insurance costs, relocation expenses for two branches, and lower absorption of field service personnel. Contribution to EBITDA from North American Operations was 32% higher than prior year and 16% higher than the fourth quarter of 2001. Revenue and margin from traditional equipment, parts and service in the U.S. were modestly higher in spite of a year-over-year drop of 36% in domestic rig count. Results were also positively affected by completion of a number of retrofit projects in the Akal field for Pemex in Mexico. Revenue from Pemex represented 4% of the Company's revenue for the quarter. "These were record results for our North American Operations," commented Gregory. "With the dramatic drop in rig count we did see an erosion in results for traditional business during the quarter, and we expect that to continue over the next several months, which is expected to have a negative impact on results for the segment next quarter. But the outlook for the second half of the year and for 2003 is encouraging."

Further highlighting results in North American Operations were solid earning's in CO2 operations, led by a large replacement membrane order. Growth in the Company's flagship Sacroc facility was limited somewhat by delays in startup of capacity expansions to the facility made in 2001. The Company expects to see higher throughput at Sacroc by mid-summer. The Company also expects to increase capacity further at the Sacroc facility over the next two years, in conjunction with Kinder Morgan's recently announced expansion of CO2 flooding in the Sacroc field.

Automation and Control Systems revenue declined 7% compared to prior year, with gross margins of 18.2% down modestly from prior year, reflecting market conditions. Results in March were better than the first two months of the quarter, and modest further improvement is expected in the coming months. The pace of improvement in this segment will depend primarily on growth in activity in the Gulf of Mexico later in 2002 and in 2003.

Engineered Systems revenue increased 40% compared to prior year due to the March 2001 acquisition of Axsia, although year-over-year reduction in revenue from the Company's Southeast Asian CTOC project more than offset the impact of Axsia. Margins for the quarter were 23% compared to 29% in the prior year, reflecting the near-completion of CTOC, and a shift toward a more typical margin profile on the mix of current projects. Operating expenses in the segment increased primarily as a result of the Axsia acquisition. Engineered Systems' bookings for the quarter were $10.2 million, higher than prior year but down significantly from recent quarters. Backlog in Engineered Systems fell to $56 million, contributing to an overall drop in Company backlog to $77 million, 13% lower than prior year and 24% lower than year-end 2001. "Not surprisingly, because of the market environment we have been in, bookings for large projects have not only been sluggish but they also continue to be very irregular from quarter to quarter. We expect several important jobs to move forward in the next few months, so we should recover most of our reduced backlog by the end of the second quarter," noted Gregory. "Our outlook remains very positive as and when international markets gain some momentum."

The Company benefited during the quarter from currency gains at Axsia, which are classified as non-operating income. The Company also benefited relative to prior periods from adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" effective January 1, 2002, which eliminated goodwill amortization expense. For comparison, net income for the quarter ended March 31, 2001, before goodwill amortization would have been $1.9 million ($0.12 per diluted share). The Company's effective tax rate for the quarter was 38.3%, which also reflects the impact of no longer recording goodwill amortization expense.

Working capital as of March 31, 2002 was $45.2 million, compared to $37.1 million at December 31, 2001. Debt increased to $66.0 million at quarter end compared to $58.6 million at year-end 2001. The Company's debt to capitalization ratio as of March 31, 2002 was 42%. The primary changes in working capital were an increase in receivables due to higher revenues in the quarter and a decrease in trade payables and project related accrued liabilities. The weighted average interest rate on outstanding debt as of March 31, 2002 was 4.7%.

NATCO Group Inc. is a leading provider of wellhead process equipment, systems and services used in the production of oil and gas. NATCO has designed, manufactured and marketed production equipment and services for more than 75 years. NATCO production equipment is used onshore and offshore in most major oil and gas producing regions of the world.

Statements made in this press release that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risk and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NATCO Group Inc. with the Securities and Exchange Commission, including its Form S-1 and the Annual Report on Form 10-K, which identifies significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

                        NATCO GROUP INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                   MARCH 31,     DECEMBER 31,
                                                                     2002           2001
                                                                  ----------     ------------
                                           ASSETS
Current assets:
  Cash and cash equivalents..................................     $    1,856      $   3,093
  Trade accounts receivable, net.............................         75,798         67,922
  Inventories................................................         36,451         37,517
  Prepaid expenses and other current assets..................          5,706          6,725
                                                                  ----------      ---------
        Total current assets.................................        119,811        115,257
Property, plant and equipment, net...........................         31,211         31,003
Goodwill, net................................................         80,126         79,907
Deferred income tax assets, net..............................          5,751          4,378
Other assets, net............................................          2,078          2,206
                                                                  ----------      ---------
        Total assets.........................................     $  238,977      $ 232,751
                                                                  ==========      =========

                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt.....................     $    7,097      $   7,000
  Accounts payable...........................................         32,204         30,440
  Accrued expenses and other.................................         34,556         34,781
  Customer advances..........................................            740          5,925
                                                                  ----------      ---------
        Total current liabilities............................         74,597         78,146
Long-term debt, excluding current installments...............         58,866         51,568
Postretirement benefit and other long-term liabilities.......         14,952         14,107
                                                                  ----------      ---------
        Total liabilities....................................        148,415        143,821
                                                                  ----------      ---------
Stockholders' equity:
  Preferred stock $.01 par value. Authorized 5,000,000
    shares; no shares issued and outstanding.................             --             --
  Class A Common stock, $.01 par value. Authorized
    45,000,000 shares; issued and outstanding 15,803,797 and
    15,469,078 shares as of March 31, 2002 and December 31,
    2001, respectively.......................................            158            155
  Class B Common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding  334,719 shares as of
    December 31, 2001........................................             --              3
  Additional paid-in capital.................................         97,223         97,223
  Accumulated earnings.......................................          6,630          4,857
  Treasury stock, 795,692 shares at cost as of March 31,
    2002 and December 31, 2001...............................         (7,182)        (7,182)
  Accumulated other comprehensive loss.......................         (2,943)        (2,858)
  Note receivable from officer and stockholder...............         (3,324)        (3,268)
                                                                  ----------      ---------
        Total stockholders' equity...........................         90,562         88,930
                                                                  ----------      ---------
Commitments and contingencies
        Total liabilities and stockholders' equity...........     $  238,977      $ 232,751
                                                                  ==========      =========

                       NATCO GROUP INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                      ------------------
                                                       2002       2001
                                                      -------    -------
Revenues...........................................   $73,578    $62,910
Cost of goods sold.................................    55,315     46,917
                                                      -------    -------
          Gross profit.............................    18,263     15,993
Selling, general and administrative expense........    13,545     11,011
Depreciation and amortization expense..............     1,159      1,603
Interest expense...................................     1,017        706
Interest cost on postretirement benefit liability..       122        322
Interest income....................................       (56)       (34)
Other expense, net.................................      (397)        41
                                                      -------    -------

          Income before income taxes...............     2,873      2,344
Income tax provision...............................     1,100        968
                                                      -------    -------
          Net income...............................   $ 1,773    $ 1,376
                                                      =======    =======
EARNINGS PER SHARE:
  Basic............................................   $  0.11    $  0.09
  Diluted..........................................   $  0.11    $  0.09
WEIGHTED AVERAGE SHARES OF COMMON STOCK
OUTSTANDING:
  Basic............................................    15,804     15,702
  Diluted..........................................    15,936     15,997

                   NATCO GROUP INC. AND SUBSIDIARIES

                     UNAUDITED SEGMENT INFORMATION
                            (IN THOUSANDS)

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                  ---------------------
                                                   2002          2001
                                                  ---------------------
Revenue:
North American Operations                         39,375        34,601
Engineered Systems                                25,109        17,965
Automation & Control Systems                      11,865        12,807
Eliminations                                      (2,771)       (2,463)
                                               -------------------------
Total Revenue                                     73,578        62,910
                                               =========================

Gross Profit:
North American Operations                         10,250         8,406
Engineered Systems                                 5,852         5,186
Automation & Control Systems                       2,161         2,401
Eliminations                                          --            --
                                               -------------------------
Total Gross Profit                                18,263        15,993
                                               =========================

Gross Profit % of Revenue:

North American Operations                           26.0%         24.3%

Engineered Systems                                  23.3%         28.9%

Automation & Control Systems                        18.2%         18.7%

Total Gross Profit % of Revenue                     24.8%         25.4%

Operating Expenses:
North American Operations                          6,005         5,199
Engineered Systems                                 4,027         2,657
Automation & Control Systems                       1,249         1,101
Technology & Product Development                     819           776
Corporate and Other                                1,445         1,278
                                               ------------------------
Total Operating Expenses                          13,545        11,011
                                               =========================

EBITDA:
North American Operations                          4,245         3,207
Engineered Systems                                 1,825         2,529
Automation & Control Systems                         912         1,300

Technology & Product Development                    (819)         (776)

Corporate and Other                               (1,445)       (1,278)
                                               -------------------------
Total EBITDA                                       4,718         4,982
                                               =========================

Bookings:
North American Operations                         30,042        34,559
Engineered Systems                                10,211         6,116
Automation & Control Systems                       9,073        11,539
                                               -------------------------
Total Bookings                                    49,326        52,214
                                               -------------------------
                                                    As of March 31,
                                               -------------------------
                                                  2002           2001
                                               -------------------------
Backlog:                                          16,159        19,131
North American Operations                         56,003        66,001
Engineered Systems                                 4,849         3,626
                                               -------------------------
Automation & Control Systems                      77,011        88,758
                                               =========================
Total Backlog
